UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 24, 2015

Federal Home Loan Bank of Des Moines
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51999	42-6000149
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Skywalk Level, 801 Walnut Street -- Suite 200, Des Moines, Iowa		50309
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	515-281-1000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 27, 2015, the Federal Home Loan Bank of Des Moines (the “Des Moines Bank”) and the Federal Home Loan Bank of Seattle (the “Seattle Bank” and together with the Des Moines Bank, the “Banks”) announced that their respective members had ratified the Agreement and Plan of Merger (the “Merger Agreement”), dated September 25, 2014, by and between the Banks, pursuant to which the Seattle Bank will be merged with and into the Des Moines Bank (the “Merger”). Attached to this Current Report on Form 8-K as Exhibit 99.1, which is incorporated herein by reference, is a copy of the Banks’ joint announcement.
In accordance with the rules and regulations governing the Merger (the “Merger Rules”) and the Joint Merger Disclosure Statement delivered to the members of the Banks pursuant to the Merger Rules, Des Moines Bank member voting on the ratification of the Merger closed on February 23, 2015. Following tabulation by the Des Moines Bank on February 24, 2015, it was confirmed that a majority of the votes cast by members of the Des Moines Bank were cast in favor of ratification of the Merger Agreement. Attached to this Current Report on Form 8-K as Exhibit 99.3, which is incorporated herein by reference, is a statement of the complete voting results of the Des Moines Bank’s member vote.
Item 7.01 Regulation FD Disclosure.

The information provided in Item 5.07 is hereby incorporated herein by reference. In addition, the Des Moines Bank distributed a letter to its members regarding member ratification of the Merger Agreement and additional information relating to the Merger, a copy of which letter is attached to this Current Report on Form 8-K as Exhibit 99.2 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

Exhibit Number 99.1        Joint Press Release, dated February 27, 2015
Exhibit Number 99.2        Member Letter, dated February 27, 2015
Exhibit Number 99.3        Statement of Merger Agreement Ratification Results

SIGNATURE

Pursuant to the requirements of the Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Des Moines

February 27, 2015	By:	/s/ Richard S. Swanson

Name: Richard S. Swanson
Title: President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Joint Press Release, dated February 27, 2015
99.2	Member Letter, dated February 27, 2015
99.3	Statement of Merger Agreement Ratification Results